UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Liberty Square 4th Floor Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed below under Item 5.07, Ms. Valerie L. Andrews resigned from the board of directors (the “Board”) of Juniper Pharmaceuticals, Inc. (the “Company”), effective July 7, 2015. The Company would like to thank Ms. Andrews for her service to the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of the Company held on July 7, 2015, four proposals were submitted to the stockholders of the Company. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 4, 2015. The final results for the votes regarding each proposal are set forth below.

1. Stockholders voted on the election of seven directors to the Company’s Board to hold office for a one-year term until the annual meeting of stockholders in 2016 and until their successors are elected and qualified. The nominees to the Board received a majority approval of the votes cast and were re-elected, with the exception of Valerie Andrews and Donald Hunter, with the following results:

	For	Against	Abstained	Broker Non-Votes
Valerie L. Andrews	2,723,265	3,478,169	812,408	2,965,458
Frank Armstrong	5,755,038	1,155,870	102,934	2,965,458
Frank C. Condella Jr.	5,187,294	1,786,017	40,531	2,965,458
Cristina Csimma	3,568,731	3,205,916	239,195	2,965,458
James A. Geraghty	6,917,673	65,488	30,681	2,965,458
Donald H. Hunter	3,293,794	3,476,429	243,619	2,965,458
Nikin Patel	6,841,457	124,105	48,281	2,965,457

Ms. Andrews and Mr. Hunter received fewer votes for election than votes against. Ms. Andrews resigned from the Board, effective immediately; therefore, she no longer serves as a director of the Company.

Pursuant to our Amended and Restated Bylaws, Mr. Hunter tendered his resignation, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board will promptly consider Mr. Hunter’s resignation and recommend to the Board whether to accept the resignation or to take other action. The Board, excluding Mr. Hunter, will act on the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision no later than 90 days following the certification of the shareholder vote. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, will evaluate the resignation in light of the best interests of the Company and our stockholders and may consider any factors or information that it considers appropriate and relevant. In the interim, Mr. Hunter will continue to serve as a director and Chairman of the Audit Committee, and will not participate in the Board’s decision with respect to his tendered resignation.

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
9,756,224	96,960	126,116	0

3. Stockholders approved the 2015 Long-Term Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
5,006,508	1,861,566	145,769	2,965,457

4. Stockholders approved in a non-binding advisory vote, the compensation paid to the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
5,372,428	1,488,660	152,755	2,965,457

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name: George O. Elston
Title: Chief Financial Officer

Date: July 10, 2015